Exhibit 10.11

KOMATSU FINANCIAL
One Continental Towers 1701 West Golf Road Suite 300
Rolling Meadows, IL 60008

TRANSFER OF EQUITY AND ASSUMPTION AGREEMENT

777-0140059-004 (Original Contract Number)

KNOW ALL MEN BY THESE PRESENTS, That whereas on the 1st day of December 2016, CALX MINERALS, LLC party of the first part (hereinafter called Original Purchaser) did purchase the following described property, to wit:

(1) PC360LC-10 S/N A32601

From POWER MOTIVE CORPORATION (hereinafter referred to as “Distributor”) under a certain installment sales contract dated the aforesaid date of sale; and whereas said contract was purchased by Komatsu Financial Limited Partnership, party of the second part (hereinafter called “KF”), from said Distributor and whereas by virtue of said purchase and assignment KF is now the owner and holder of the above described contract. The Original Purchaser has advised KF that the Original Purchaser desires to sell to RMR INDUSTRIALS, INC. party of the third part (hereinafter called the “Transferee”), and that the Transferee desires to purchase from the Original Purchaser, the Original Purchaser’s interest in the above-described property but the Original Purchaser is prohibited by the aforesaid contract from selling or otherwise disposing of such property without the written consent of the holder of such contract. The Original Purchaser has requested KF to consent to the sale of the above-described property by the Original Purchaser to the Transferee. KF has expressed its willingness to give its written consent to such disposition provided the Original Purchaser and the Transferee execute and deliver this Agreement, and the Distributor and all guarantors of the obligations provided in the above-described contract consent to such disposition.

Now Therefore, said Original Purchaser does hereby sell, transfer and assign all its right, title and interest in the above-described property to Transferee, subject to the terms of the above-described contract and in furtherance of said transfer with the consent of KF, the Original Purchaser hereby consents to the substitution of the Transferee as the insured under any insurance presently in force covering all interests in the property under the aforesaid contract.

In consideration of said transfer, the Transferee agrees to assume all obligations and abide by all covenants, terms and provisions embodied in the aforesaid contract, and any document evidencing an extension thereof, and by all others covenants, terms and provisions of any documents or instruments executed in connection with the foregoing as if the Transferee were the Original Purchaser of the above-described property, and grants KF a security interest in the above-described property together with all present and future repairs, accessions, attachments, and accessories to such property and replacements, substitutions, and all proceeds thereof.

The Original Purchaser agrees that notwithstanding the aforementioned transfer, the Original Purchaser is in no way relieved from the obligations set forth in the aforesaid contract and related documents and instruments, but is and shall continue to be firmly bound. It is further understood and agreed that the liability of the Original Purchaser shall not be affected by any indulgence, compromise, settlement, extension, or variation of terms effected by or with the Transferee, any guarantor of the obligations of the Original Purchaser under the aforesaid contract or any other person interested by operation of law or otherwise or by any election of remedies by KF or by any other action or inaction by KF. The Original Purchaser and the Transferee agree that the liability of the Original Purchaser and the Transferee under the aforesaid contract and related documents and instruments shall be joint and several. Notices of non-payment and non-performance, notices of amount of indebtedness outstanding at any time, protests, demands and prosecution of collection, foreclosure and possessory remedies and the right to remove any legal action from the court originally acquiring jurisdiction, are hereby expressly waived.

The Transferee represents and warrants that any parties holding security interests in the above-described property pursuant to security agreements covering after-acquired property of the Transferee have executed written waivers of their security interests therein and that the Transferee has filed all tax returns required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets.

Each of the Original Purchaser and the Transferee shall, at its cost and expense, upon request of KF, duly execute and deliver, or cause to be duly executed and delivered, to KF such further instruments, including without limitation, financing statements, as may be necessary or proper in the opinion of KF to carry out more effectively the provisions and purpose of this Agreement.

The Transferee covenants that the above-described property shall be located at 9301 Wilshire Blvd, Suite 312, Beverly Hills, CA 90210 and shall not be removed from such location without the prior written consent of KF.

The present unpaid balance under said contract is $141,469.83, payable at the office of Komatsu Financial Limited Partnership at 1701 W. Golf Rd., Suite 300 Rolling Meadows, IL 60008, in 29 installments of $4,878.27 each, commencing 12/10/16, and on the same day of each successive month thereafter, or as indicated in space below, with interest at 1.99% percent from date until maturity. After maturity each installment shall bear charges at the highest rate permitted by law, but not to exceed 1½% per month.

(TRANSFEREE HEREWITH ACKNOWLEDGES RECEIPT OF A TRUE AND EXACT COPY OF THE AFORESAID INSTALLMENT SALES CONTRACT EXECUTED BETWEEN ORIGINAL PURCHASER AND DISTRIBUTOR COVERING THE ABOVE DESCRIBED PROPERTY.)

WITNESS the hands and seals of the parties on the 1st day of December 2016

Sign In Ink
CALX MINERALS, LLC		3891 S. NARCISSUS WAY	Denver, CO 80237
(Party of the First Part - ORIGINAL PURCHASER)		(Street)	(Town)	(State) (Zip Code)

/s/ John Skadow	CFO
(Title)

(Party of the First Part - CO-PURCHASER)

(Title)
RMR INDUSTRIALS, INC.		9301 Wilshire Blvd, Suite 312	Beverly Hills, CA 90210
(Party of the Third Part - TRANSFEREE)		(Street)	(Town)	(State) (Zip Code)

/s/ Michael Okada	CFO
(Title)

(Party of the Third Part - CO-TRANSFEREE)		(Street)	(Town)	(State) (Zip Code)

(Title)

Guarantor: NA			Guarantor:

Name			Name

Address			Address

X		X
Signature	Date		Signature	Date

Witness:			Witness:

Name			Name

Address			Address

Upon the express agreement that the Original Purchaser remain liable on the aforesaid contract and the related documents and instruments, that the Transferee assume the obligations on the foregoing, and that all guarantors of such obligations remain liable on their respective guaranties, we hereby consent to the transfer by the Original Purchaser to the Transferee of all its right, title and interest in and to the above-described property.

Komatsu Financial Limited Partnership

By /s/ Nico Sich	Finance Representative

(Party of the Second Part)	(Title)